EXHIBIT 10.27

LOAN AND SECURITY AGREEMENT

BETWEEN

ENTREPRENEUR GROWTH CAPITAL LLC

505 Park Avenue

New York, New York 10022

Lender

AND

NEW WEST TECHNOLOGIES, LLC
NWBSS, LLC
10333 E. Dry Creek Road, Suite 200
Englewood, CO 80112

Co-Borrowers

1

This LOAN AND SECURITY AGREEMENT (“Agreement”) dated on or about April 11th, 2014 between NEW WEST TECHNOLOGIES, LLC, a Colorado limited liability company and NWBSS, LLC, a Colorado limited liability company, each having its principal place of business at 10333 E. Dry Creek Road, Suite 200, Englewood, CO 80112 (individually and collectively, the "Borrower") and ENTREPRENEUR GROWTH CAPITAL, LLC, a Delaware limited liability company, having a principal office at 505 Park Avenue, 6th Floor, New York, NY 10022 (hereinafter called "Lender"). This Agreement sets forth the terms and conditions upon which Lender may, in its sole and absolute discretion, make loans, advances and other financial accommodations to or for the benefit of Borrower upon the security referred to herein.

SECTION 1. DEFINED TERMS

1.1. All capitalized terms used in this Agreement are defined either in this Agreement, in the attached loan schedule (“Loan Schedule”), or in any supplement to this Agreement or Loan Schedule.  All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code (the "UCC") shall have the same meaning as presently or as may hereafter be given therein unless otherwise defined in this Agreement.  All references to the plural shall also mean the singular.

1.2. "Account" or "Accounts" shall have the same meaning as contained in Article 9 of the UCC and shall also include contract rights and general intangibles related to Accounts, payment intangibles, instruments, and to all proceeds thereof including, but not limited to, the proceeds of any insurance thereon whether or not specifically assigned to Lender.

1.3. "Account Debtor" shall have the same meaning as contained in Article 9 of the UCC and shall also include each debtor or obligor in any way obligated on or in connection with any Account.

1.4. “Closing Date” means the date of the initial advance made by Lender pursuant to this Agreement.

1.5. "Collateral" shall have the meaning set forth in Section 3.1 of this Agreement.

1.6. "Collateral Monitoring Fee" shall have the meaning set forth in the Loan Schedule.

1.7. "Costs and Expenses" shall include, but not be limited to commissions, fees, appraisal fees, taxes, title insurance premiums, internal and external field examination expenses for routine and non-routine audits and field examinations, filing, recording and search expenses, reasonable internal and external attorney's fees and disbursements (as may be incurred with respect to the effectuation of this Agreement or any claim of any nature or litigation whatsoever arising out of or as a result of the interpretation of this Agreement or the financing provided for hereunder, including, but not limited to, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses and all court costs and collection charges), postage, wire transfer fees, check dishonor fees and other internal and/or external fees, costs and expenses arising out of or relating to the negotiations, preparation, consummation, administration and enforcement of this Agreement and/or the other Loan Documents and Lender's rights hereunder and thereunder, or the collection of any payments owing from, Borrower under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents, and any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

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1.8. "Eligible Accounts" means Accounts arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Lender, in its reasonable business discretion, shall deem eligible based on such considerations as Lender may from time to time deem appropriate.  Without limiting the foregoing, an Account shall not be deemed to be an Eligible Account if (i) the Account Debtor has failed to pay the Account within a period of ninety (90) days after invoice date; (ii) the Account Debtor has failed to pay more than 25% of all outstanding Accounts owed by it to Borrower within ninety (90) days after invoice date; (iii) the Account Debtor's total obligations to Borrower exceed 25% of all Eligible Accounts, to the extent of such excess; (iv) the Account Debtor is a subsidiary or affiliate of Borrower, except that Accounts due from New West - Energetics JV, LLC (the “JV Accounts”) shall be deemed eligible provided all other eligibility criteria are satisfied, unless Lender notifies Borrower otherwise, and provided, further that advances against JV Accounts shall be limited as set forth in the Loan Schedule; (v) the goods relating thereto are placed on consignment, guaranteed sale, “bill and hold,” “COD” or other terms pursuant to which payment by the Account Debtor may be conditional; (vi) the Account Debtor is not located in the United States unless the Account is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to Lender; (vii) the Account Debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States, including Native American tribes, except as otherwise agreed to in writing by Lender.  For purposes of eligibility, Accounts due from the United States Government and any State, city or municipality (but excluding Native American Tribes) shall be deemed eligible provided all other eligibility criteria are satisfied unless Lender notifies Borrower otherwise; (viii) Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower; (ix) the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; (xii) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable Account Debtor; (xiii) the amount thereof is denominated in or payable with any currency other than U.S. Dollars; or (xiv) such Account is not at all times subject to Lender’s duly perfected first priority security interest.  In determining eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrower but reliance by Lender thereon from time to time shall not be deemed to limit its right to revise standards of eligibility at any time without notice as to both Borrower's present and future Accounts.

1.9. "Facility Fee" shall have the meaning set forth in the Loan Schedule.

1.10. “Knowledge” means actual awareness without any duty of inquiry or investigation.

1.11. "Line of Credit" as used herein is $1,000,000.00 or such other amount as shall be determined at Lender's reasonable business discretion.

1.12. "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to Lender, and any other present or future agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

1.13. “Loan Party” means Borrower, each guarantor (including validity guarantors) and each other party (other than Lender) to any Loan Document.

1.14. "Minimum Interest Charge" shall have the meaning set forth in the Loan Schedule.

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1.15. "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, reserves and retainage (as determined by Lender in its sole discretion) and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

1.16. "Obligations" shall mean any and all loans, advances, accommodations, indebtedness, liabilities, Costs and Expenses and all obligations of every kind and nature owing by Borrower to Lender, however evidenced, whether as principal, guarantor or otherwise, whether arising under this Agreement, any supplement hereto, or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed, modified or extended, and whether arising directly or acquired from others (including, without limitation, wherever applicable, Lender's participations or interests in Borrower's obligations to others) and including, without limitation, all sums chargeable to Borrower hereunder or under any of the other Loan Documents, of whatever nature, including commissions, interest, expenses, costs and attorneys' fees. If more than one Borrower, each Borrower shall be jointly and severally liable for all of the Obligations hereunder and under any other agreement between Lender and any Borrower.

1.17. "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

SECTION 2. LOANS AND ADVANCES; INTEREST RATE AND OTHER CHARGES

2.1. Loans. Whenever the Borrower makes a request (but not more frequently than twice a week unless Lender consents), Lender shall make loans, advances and/or extend credit to or for the Borrower; but Lender shall not be obligated to make loans, advances and/or extend credit beyond the Line of Credit set forth in the Loan Schedule and subject to deduction of any loan reserves (“Loan Reserves”) Lender deems proper from time to time in its reasonable business discretion, and less amounts Lender may be obligated to pay in the future on behalf of Borrower. Advances under the Line of Credit (“Loans” and individually, a “Loan”) shall be comprised of the amounts shown on the Loan Schedule.

2.2. Interest and Fees. The Borrower shall pay Lender the interest and fees set forth on the Loan Schedule, but only to the maximum extent permitted by applicable law. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim. In no event shall the Revolving Interest Rate or the Default Rate of Interest exceed the highest rate permitted under any applicable law or regulation. If any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto, and any payment of interest and fees which individually or collectively might be deemed to be in excess of the highest rate permitted by law shall be credited against Borrower's Obligations as principal repayments of loans and advances made hereunder, to the extent of such excess.

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2.3. Overlines; Overadvances. If at any time or for any reason the outstanding amount of advances extended or issued pursuant hereto exceeds any of the dollar limitations (“Overline”) or percentage limitations (“Overadvance”) in the Loan Schedule on any day in any month, then Borrower shall, upon Lender's demand, immediately pay to Lender, in cash, the full amount of such Overline or Overadvance which, at Lender’s option, may be applied to reduce the outstanding principal balance of the Loans or any other Obligations. Without limiting Borrower's obligation to repay to Lender on demand the amount of any Overline or Overadvance, Borrower agrees to pay Lender interest on the outstanding principal amount of any Overline or Overadvance, on demand, at the rate set forth on the Loan Schedule, whether any such Overline or Overadvance is made with or without Lender's Knowledge or consent.

2.4. Establishment of a Lockbox Account or Dominion Account.

(a) Borrower has established (and will establish at Lender's request) one or more bank deposit accounts in a bank acceptable to Lender (the "Bank"), which will be opened in Borrower's name but controlled by Lender (collectively, the "Blocked Accounts"). All proceeds from Accounts and other Collateral are required to be irrevocably deposited by or on behalf of the Borrower and Account Debtors directly into the Blocked Accounts.

(b) The Borrower will also execute and deliver a control agreement or similar agreement among the Borrower, the Lender and the Blocked Account Bank (the "Control Agreement") whereby, among other things, the Lender shall be deemed to have "control" of the Blocked Accounts and all funds at any time deposited therein for purposes of UCC § 9-104(a)(2) or (3), as the Lender so elects. The Control Agreement also is to provide that the Blocked Account Bank is to periodically remit, via electronic funds transfer, all funds on deposit in the Blocked Accounts to a bank account designated by the Lender (the "Lender Account").

(c) Borrower shall cause all proceeds of Accounts (including Credit Card Receivables) and other Collateral to be remitted directly into the Blocked Accounts. Notwithstanding the foregoing, Lender may, at any time and from time to time, direct Borrower to collect and deliver to Lender in their original form, on the same date as the date of the actual receipt thereof, all checks, drafts, notes, acceptances, cash, wire transfers and any other evidences of payment, and/or direct Borrower to cause all proceeds of Collateral to be deposited into other deposit accounts as Lender may require or take any other action Lender may require. Without limiting the foregoing, Borrower shall cause all proceeds of Collateral paid by check or means other than electronic transfer to be remitted directly to Lender by instructing its Account Debtors to direct their payments as follows:

Name of Borrower

Accounting Department

505 Park Avenue, 6th Floor

New York, NY 10022

2.5. Clearance or Float Days. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Lender (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Lender on account of the Obligations on the day such payment is received or, if received after 12noon New York, NY time, the next business day. However, Lender shall be entitled to charge Borrower’s account three (3) business days of “clearance” or “float” at the Revolving Interest Rate set forth in the Loan Schedule, on all checks, wire transfers and other items received by Lender, regardless of whether such clearance or float actually occur, and such charge shall be deemed to be the equivalent of charging three (3) business days of interest on such payments and/or collections. The clearance or float charge on all payments and collections is acknowledged by the parties to constitute an integral aspect of the pricing of Lender’s financing to Borrower. Lender may charge Borrower’s loan account for the amount of any item of payment which is returned to Lender unpaid.

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2.6. Application of Collateral and Payments. Except as otherwise provided herein, Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as Lender shall determine in its reasonable business discretion. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the Loan balances, in its reasonable business discretion.

2.7. Monthly Accountings. All Obligations shall be charged to an account in the Borrower's name as maintained on Lender's books. Lender shall render to Borrower a monthly statement of its account which statement shall be deemed correct, accepted by, and conclusively binding upon Borrower as an account stated, except to the extent that Borrower shall deliver to Lender written notice of any specific exceptions thereto within twenty (20) days after the date such statement is rendered.

2.8. Charges to Borrower’s Account. All principal, interest, fees (including Documentation Fees), commissions, charges, Costs and Expenses incurred with or in respect of this Agreement, the other Loan Documents or any supplement or amendment hereto or thereto (all of which shall be cumulative and not exclusive) and any and all Obligations shall be charged to Borrower's account as maintained by Lender. In furtherance thereof, Borrower hereby authorizes Lender to charge the Borrower's loan account on the first day of each month or as Lender otherwise determines: (a) all Costs and Expenses; (b) all interest; and (c) all fees and other charges provided in this Agreement and the other Loan Documents.

SECTION 3. GRANTING PROVISIONS; SECURITY INTEREST

3.1. Grant of Security. As security for the prompt performance, observance and payment in full of all Obligations, Borrower hereby pledges, assigns, transfers and grants to Lender a first priority security interest in, and continuing lien upon, and right of setoff against, all of the assets of every kind and nature of Borrower, in each case, whether now owned or existing or hereafter created, acquired or arising and wherever located, all of which are herein collectively referred to as the "Collateral" including but not limited to, the following assets as defined under the UCC: (a) all Accounts, contract rights and the proceeds thereof; (b) all other payment rights arising out of the provision of goods or services by the Borrower; (c) the Blocked Accounts; (d) all rights to receive payments from third party servicing agents; (e) Chattel Paper, including Electronic Chattel Paper and tangible Chattel Paper; (f) Commercial Tort Claims; (g) Deposit Accounts; (h) Documents; (i) Equipment, machinery, furniture, furnishings and fixtures and all parts, tools, accessories and Accessions; (j) Fixtures; (k) General Intangibles, including but not limited to patents, trademarks and tradenames and the goodwill and inherent value associated therewith, tax refunds, customer lists, insurance claims and goodwill of Borrower; (l) Goods; (m) Health Care Insurance Receivables; (n) Instruments; (o) Inventory, merchandise, materials, whether raw, work in progress or finished goods, packaging and shipping materials and all other tangible property held for sale or lease; (p) Investment Property; (q) Letter of Credit Rights (r) Payment Intangibles; (s) Proceeds, including Cash Proceeds and Non-Cash Proceeds, and proceeds of any insurance policies covering any of the Collateral; (t) Promissory Notes; (u) Records, including all books, records and other property at any time evidencing or relating to any of the foregoing, and all electronic means of storing such Records; (v) to the extent not otherwise included above, all collateral support and Supporting Obligations relating to any of the foregoing; and (w) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing. The Borrower also unconditionally and irrevocably assigns to Lender and grants to Lender a security interest in and to all its present and future right, title and interest to receive monies under all present and future government and other third party agreements and all other Persons, all of which shall be deemed to be part of the Collateral. In addition to the foregoing, the security interest in the Collateral secures the payment and performance of all existing and future Obligations of any nature whatsoever of the Borrower to the Lender, including, without limitation, the Borrower's obligation to pay all Costs and Expenses owing at any time under this Agreement and/or any Loan Document. The security interests granted herein shall remain effective whether or not the Collateral covered thereby is acceptable to Lender or deemed by Lender to be ineligible for the purposes of any Loans or advances contemplated under this Agreement.

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3.2. Control of Blocked Account. In addition to the matters described in Section 2.4(b) above, the Control Agreement is also to provide that the Lender’s security interest in the Blocked Accounts is to be perfected by control for purposes of UCC §9-104(a)(2).

3.3. Authorization to File Financing Statements. Borrower hereby authorizes Lender to execute and/or file UCC financing statements (including amendments) in order to perfect the security interests granted to Lender under this Agreement, the other Loan Documents or otherwise.

3.4. Assignment of Accounts and Other Collateral. Borrower shall assign and deliver to Lender a duplicate and/or original invoice, and all original documents evidencing the delivery of goods or the performance of services with regard to each Account, including but not limited to all original contracts, purchase orders, invoices, time sheets, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to Lender of each Account, in form and substance satisfactory to Lender and duly executed by Borrower, together with such other information as Lender may request. In no event shall the making (or the failure to make) of any schedule or assignment or the content of any schedule or assignment or Borrower's failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of Lender's security interest in, lien upon and assignment of the Collateral or Borrower's representations, warranties or covenants under this Agreement or any supplement or amendment hereto.

3.5. Internal Accounts. Without limiting or modifying any of the terms and conditions contained herein or any of Lender’s rights hereunder and under applicable law, notwithstanding anything set forth herein to the contrary, Accounts created by NWBSS, LLC due from New West Technologies, LLC are not required to be assigned to Lender nor remitted to the Blocked Account or the address listed in Section 2.4(c) above.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Borrower hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, and continuing compliance with, being a continuing condition of the making of all loans and advances hereunder by Lender or under any supplement or amendment hereto:

4.1. Owner of Collateral; Validity of Accounts.

(a) Except as disclosed in Schedule 4.1(a), the Borrower is and shall be the owner of or has other rights in the Collateral free and clear of all liens, security interests, claims and encumbrances of every kind and nature, except in Lender's favor or as otherwise consented to in writing by Lender, and Borrower shall indemnify and defend Lender from and against all cost, loss and expense with regard to the same. None of Borrower's Accounts has been previously sold or assigned to any Person and will not be sold or assigned, other than to Lender, at any time during the term of this Agreement without first obtaining Lender's consent in writing. Borrower shall not execute any security agreement in favor of any other party or borrow against the security of any corporate asset, including but not limited to the Collateral, or authorize and Person other than Lender to file UCC financing statements naming Borrower as Debtor, without first obtaining Lender's consent in writing.

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(b) Except as disclosed in Schedule 4.1(b), each Account represents a valid and legally enforceable indebtedness based upon a bona fide sale and delivery of goods or rendition of services usually dealt in by Borrower in the ordinary course of its business which has been finally accepted by the Account Debtor. Each Account is and will be for a liquidated amount maturing as stated in the invoice rendered to the Account Debtor who is unconditionally liable to make payment at maturity of the amount stated in each invoice, document or instrument evidencing the Account in accordance with the terms thereof, without offset, defense, deduction, counterclaim, discount or condition. Every assigned Account and any evidence of indebtedness with respect thereto shall be paid in full at maturity. If any Account is not paid in full at maturity, the amount of such unpaid Account (whether in whole or in part) may be charged against and deducted from any advance then or thereafter made by Lender to Borrower or, in the event Borrower then has no borrowing availability, Borrower shall pay Lender, upon demand, the full amount remaining unpaid thereon. Such payment or deduction shall not constitute a reassignment, and Lender may retain the Account as collateral for all Obligations of Borrower to Lender until the same have been fully satisfied.

(c) All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Account are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract. To Borrower’s Knowledge, each Account Debtor is solvent and financially able to pay in full each Account when it matures. None of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been and shall be duly complied with.

(d) Without first obtaining Lender's consent in writing Borrower will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any portion of the Collateral (except in the ordinary course of business) or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into Borrower.

4.2. Corporate Authority.

(a) The execution, delivery and performance of this Agreement, any supplement or amendment hereto, or any agreements, instruments and documents executed and delivered in connection herewith, are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by-laws or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

(b) The Loan Schedule annexed hereto and incorporated herein by reference sets forth the Borrower's exact legal name, the Borrower's type of organization, the jurisdiction in which Borrower was organized, the Borrower's organizational identification number or accurately states that the Borrower has none, the Borrower's place of business or if more than one, its chief executive office as well as all other locations including the Borrower's mailing address if different, the address of every location or place of business previously maintained by the Borrower during the past five years and the location at which, or Person with which, any of the Collateral has been previously held at any time during the past twelve months;

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(c) Each Borrower is in good standing as a corporation or other legal entity, validly existing under the laws of its respective state of incorporation or organization, and will preserve, renew and keep in full force and effect Borrower's existence and good standing as a corporation or other legal entity and its rights and franchises with respect thereto and will not change its respective state of incorporation or organization;

(d) Borrower shall obtain and preserve, renew and keep in full force and effect Borrower's authority to do business in all jurisdictions where the Borrower now or hereafter does business;

(e) To Borrower’s Knowledge, Borrower has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation and conduct;

(f) To Borrower’s Knowledge, Borrower is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As used herein, (i) “Material Adverse Effect” means a material adverse effect on (1) the business, assets, operations, or financial or other condition of Borrower, (2) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, (3) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens, or (4) Lender’s rights and remedies under this Agreement and the other Loan Documents; and (ii) “Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction);

(g) Borrower will continue to engage in a business of the same type as Borrower is engaged as of the date hereof;

(h) Borrower will give Lender thirty (30) days prior written notice of any proposed change in Borrower's legal name which notice shall set forth the new name; and

(i) Borrower will give Lender thirty (30) days prior written notice of any use of any corporate name or tradename in addition to those names set forth on the annexed Loan Schedule.

4.3. Chief Executive Office. Borrower's Records and principal executive office are maintained at the address referred to herein. Borrower will furnish Lender thirty (30) days prior written notice of any proposed change of such location.

4.4. Books, Records, Financial Statements, Tax Returns.

(a) Borrower shall maintain its shipping forms, invoices and other related documents in a form satisfactory to Lender and shall maintain its books, records and accounts in accordance with generally accepted accounting principles consistently applied. Borrower agrees to promptly furnish Lender monthly but in no event later than ten (10) days after the end of each month, accounts receivable agings, together with reconciliation and recap sheets, accounts payable agings and inventory reports (if requested by Lender).

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(b) Borrower shall furnish to Lender, as soon as available, but in any event not later than ninety days (90) after the close of each fiscal year, Borrower’s reviewed financial statements for such fiscal year (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, setting forth in each case, in comparative form, figures for the previous fiscal year, all in reasonable detail, fairly representing the financial position and the results of Borrower’s operations as at the date thereof and for the fiscal year then ended and prepared in accordance with generally accepted accounting principles consistently applied. Such reviewed statements shall be examined in accordance with generally accepted auditing practices and certified by independent certified public accountants selected by Borrower and acceptable to Lender.

(c) Borrower shall also furnish to Lender, as Lender may reasonably request, quarterly or monthly unaudited financial statements (including balance sheets, statements of income and loss, statements of cash flows and statements of shareholders' equity) and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of Borrower’s operation as at the date thereof and for such period prepared in accordance with generally accepted accounting principles consistently applied and such other information with respect to your business, operations and condition (financial and otherwise) as Lender may from time to time reasonably request. Such financial statements shall be certified for accuracy by Borrower’s chief financial officer.

(d) Borrower shall also furnish to Lender, as soon as available, signed copies of Borrower’s federal, state and, if applicable, local, tax returns, together with all supporting documentation and worksheets, as Lender may reasonably request.

(e) Borrower hereby irrevocably authorizes and directs all accountants, auditors and any other third parties to deliver to Lender, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any kind or nature in their possession.

(f) No Borrower has incurred any obligations, contingent or non-contingent liabilities, liabilities for taxes, long-term leases or unusual forward or long-term commitments that are not reflected in the most recent financial statements delivered to Lender and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No contract, lease or other agreement or instrument has been entered into by Borrower or has become binding upon Borrower’s assets and no law or regulation applicable to Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect. Borrower is not in default and to Borrower’s Knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.5. Further Information. Lender shall have the right to request and receive from the Borrower's agents, employees, and accountants relevant information pertaining to the Borrower which Lender may reasonably request, and such persons are hereby authorized and directed by the Borrower to furnish such information, subject to applicable laws regarding privileged communications.

4.6. Solvency; Taxes.

(a) Borrower is solvent and will so remain.

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(b) Borrower's federal, state and local taxes of every kind and nature, including, but not limited to employment taxes, are current, and there are no pending tax audits or examinations with respect to Borrower's federal, state or local tax returns.

(c) Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for all taxes and penalties imposed upon any transaction under this Agreement or any supplement or amendment hereto or giving rise to the Accounts or any other Collateral or which Lender may be required to withhold or pay for any reason. Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amounts shall be added to and included in Borrower's Obligations.

4.7. Litigation. To Borrower’s Knowledge, and except as disclosed in Schedule 4.7, there is no investigation by any state, federal or local agency pending or threatened against Borrower and there is no action, suit, proceeding or claim pending or threatened against Borrower or Borrower's assets or goodwill or affecting any transactions contemplated by this Agreement, or any supplement or amendment hereto, or any agreements, instruments or documents delivered in connection herewith or therewith before any court, arbitrator, or governmental or administrative body or agency which if adversely determined with respect to Borrower would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise.

4.8. Sales, Accounting and Assignment. Borrower shall keep and maintain, at its sole cost and expense, satisfactory and complete Records including records of all Accounts, all payments received and credits granted thereon, and all other dealings therewith. Upon the sale of goods or the rendering of services, Borrower shall make appropriate entries in its books and records disclosing such assignments of Accounts to Lender, and shall execute and deliver all papers and instruments, and do all things necessary to effectuate this Agreement and facilitate the collection of the Accounts. Lender is hereby vested with all of Borrower's rights, securities and guarantees with respect to each Account, including the right of stoppage in transit. Notwithstanding the failure of Borrower to execute and deliver such written assignment as aforesaid, each Account created by Borrower shall be deemed assigned to Lender and shall become its property.

4.9. Collections. In the event payments of Accounts or other monies or property in which Lender has an interest are delivered to or received by Borrower, including proceeds from the sale of Collateral in the ordinary course of Borrower’s business, unless otherwise consented to in writing by Lender or specifically permitted under Section 2.4 herein, Borrower shall hold all such remittances and proceeds of Accounts and other Collateral, in trust for Lender. Borrower shall deliver all such payments to Lender, in kind with an appropriate endorsement to Lender, on the next business day following the date of receipt by Borrower; provided, however, nothing herein authorizes Borrower to collect the Accounts unless specifically consented to by Lender.

4.10. Further Acts. Borrower shall, at Borrower's expense, duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, UCC financing statements or amendments and continuations thereof, landlord's or mortgagee's waivers of liens and consents to the exercise by Lender of all of its rights and remedies hereunder, under any supplement or amendment hereto, or applicable law with respect to the Collateral. In addition, Borrower shall do or cause to be done such further acts as may be necessary or proper, in Lender's opinion, to evidence, perfect, maintain and enforce its security interest and the priority thereof in and to the Collateral and to otherwise effect the provisions and purposes of this Agreement or any supplement or amendment hereto. Borrower hereby authorizes Lender to execute and file UCC financing statements in order to perfect the security interests granted to Lender under this Agreement or otherwise, including amendments and modification statements deemed reasonably necessary by Lender to perfect and protect Lender’s interest in the Collateral.

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4.11. Insurance.

(a) Borrower shall, at Borrower's expense, maintain insurance covering the Collateral in such amounts and with such insurance companies as may be reasonably acceptable to Lender. Borrower shall have Lender named as loss payee and/or additional insured on all such insurance policies. In the event Borrower shall fail to maintain insurance, Lender may, without notice, obtain such insurance in the name of the Borrower and charge Borrower's account with the costs and expenses of such insurance. All expenses incurred by Lender with regard to such insurance policies shall be deemed to be part of the Obligations.

(b) Reserved.

4.12. Margin Stock. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). Borrower does not own any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

4.13. Loan Proceeds for Ordinary Business Use Only. Any loan at any time received by the Borrower from Lender shall not be used directly or indirectly other than in the Borrower's business; Borrower shall not, directly or indirectly, pay any dividend on its stock other than a dividend payable in shares of its own stock; Borrower shall not, directly or indirectly, make any loan to, or pay any claim other than for current remuneration or current reimbursable expense payable to any person, and Borrower shall, on demand, obtain and deliver to Lender, debt subordinations in form and substance satisfactory to Lender of all claims of any person consistent with the foregoing.

4.14. Commercial Tort Claim. The Borrower shall immediately notify Lender in a writing signed by the Borrower of any commercial tort claims it holds or acquires such writing shall set forth the details and grant Lender a security interest in and to any commercial tort claims it holds or acquires and in the proceeds thereof, such writing to be satisfactory to Lender in form and substance.

4.15. Financial Covenants.

(a) Borrower shall maintain a minimum tangible net worth (total assets minus intangible assets minus total liabilities, plus subordinated debt, all as defined in accordance with generally accepted accounting principles in effect from time to time) of not less than $1,000,000, tested quarterly.

4.16. Compliance. Borrower shall test each financial covenant and deliver to Lender, a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining the compliance with each of the financial covenants for the applicable periods.

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4.17. Outstanding Ownership. All of the issued and outstanding ownership units of each Borrower are owned by the Persons and in the amounts set forth in the formation documents, operating agreements and other documentation delivered to Lender. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its equity interests.

4.18. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any financial statements, collateral reports or other written reports from time to time prepared by Borrower and delivered hereunder or any written statement prepared by Borrower and furnished by or on behalf of Borrower to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Lender pursuant to the Loan Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein.

4.19 Compliance with Laws. Borrower shall comply with all federal, state, local and foreign laws and regulations applicable to it in accordance with commercially reasonable standards, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

4.20. Mergers, Subsidiaries. Without first obtaining written consent from the Lender, the Borrower shall not directly or indirectly, by operation of law or otherwise, (a) form or acquire any subsidiary, (b) merge with, consolidate with or otherwise combine or acquire, any Person, (c) acquire any or all or substantially all of the assets of any Person, or (d) acquire any equity interests of any Person.

4.21. Affiliate Transactions. Except as disclosed in Schedule 4.21, no Borrower shall enter into or be a party to any transaction with any other Borrower or any affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s business and upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in a comparable arm’s length transaction with a Person not an affiliate of such Borrower.

4.22. Guaranteed Indebtedness. Borrower shall not create, incur, assume or permit to exist any guaranty of any Indebtedness of any Person except by endorsement of instruments or items of payment for deposit to the general account of Borrower.

SECTION 5. ADDITIONAL POWERS; ENFORCEMENT OF RIGHTS IN AND TO COLLATERAL

5.1. Power of Attorney. Borrower appoints Lender and Lender’s designees as Borrower's attorney and attorney-in-fact, at Borrower’s sole cost and expense, and Lender may exercise at any time, in Lender’s reasonable business discretion, all or any of the following powers. The Borrower acknowledges that this power of attorney is coupled with an interest, in that the Lender has an interest in the Collateral, and that as a result, in addition to any other consequences under law, this power is irrevocable until all Obligations have been paid in full and Lender’s obligation to provide loans hereunder shall have terminated.

(a) endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender’s possession;

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(b) sign Borrower's name on any invoice or bill of lading relating to any Account, on drafts against Account Debtors, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to Account Debtors;

(c) send requests for verification of Accounts to Account Debtors and, after the occurrence of any Event of Default, to notify Account Debtors to make payment directly to Lender; and

(d) to do all other things Lender deems necessary or desirable to carry out the terms of this Agreement, including but not limited to, signing Borrower’s name on request for tax returns (IRS Form 4506-T and other similar federal, state and local forms); and

(e) Borrower hereby ratifies and approves all acts of such attorney. Neither Lender nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney and Borrower hereby releases Lender and Lender's officers, employees and designees, from all liability arising from any act or acts under this Agreement or in furtherance thereof, whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact.

5.2. Access to Books, Records and Collateral. Lender or Lender's representatives shall at all times have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of Borrower's Records, to confirm and verify all Accounts, to perform general audits and field examinations and to do whatever else Lender deems necessary to protect Lender's interests. Lender may at any time remove from Borrower's premises or require Borrower or its accountants or auditors to deliver any Records to Lender. Lender may, at Borrower's cost and expense, use any of Borrower's personnel, supplies, computer equipment (including all computer programs, software and data) and space at Borrower's places of business or at any other place as Lender may designate, as may be reasonably necessary for the handling of collections.

5.4. Returns; Credits. All returns of merchandise, credits issued by Borrower, claims or disputes of Account Debtors whether or not accepted by Borrower or given an allowance of any nature shall be reported by Borrower to Lender at least weekly. Each such report shall be accompanied by copies of all documentation provided to Borrower in support of all merchandise returns, credits, claims and disputes. Borrower shall immediately upon obtaining Knowledge thereof, report to Lender all Account Debtor claims and any other matter affecting the value, enforceability or collectability of Accounts.

5.5. Disputes. All claims and disputes relating to Accounts shall be adjusted within a reasonable time at Borrower's own cost and expense.

SECTION 6. DEFAULTS AND REMEDIES.

6.1. The occurrence of any one or more of the following constitutes events of default (“Events of Default”):

(a) The material breach by the Borrower of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement of any of the Loan Documents or any supplement or amendment hereto or thereto, which, provided it shall not constitute any other Event of Default, shall remain uncured for more than ten (10) days after notice thereof to the Borrower; or

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(b) The failure of the Borrower to pay any Obligation to Lender calling for the payment of money pursuant to this Agreement or any of the Loan Documents, as and when the same should be paid; the Borrower becoming insolvent or otherwise fails to meet its or their debts as they mature; the Borrower suspending or discontinuing its business for any reason; the Borrower commencing or having commenced against it a petition for a receivership of its business or property or a bankruptcy or any other legal proceeding or action relating to the relief of debtors or the readjustment of debts; the Borrower making an assignment for the benefit of creditors, seeking a composition of creditors or calling a meeting of creditors or have a creditors' committee appointed; or Borrower suffering a lien against or judgment or the attachment of any of its property (which has not been bonded or otherwise secured); having a receiver, custodian or trustee of any kind is appointed with regard to any property of Borrower; the Borrower disposing of any property included in the Collateral otherwise than in accordance with this Agreement; the Borrower committing or suffering, by any of its agents or employees, a fraudulent conversion of any part of the Collateral; or, insofar as property of the type included in the Collateral is involved, the Borrower breaching a representation or covenant contained in this Agreement or any of the Loan Documents.

(c) Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise, or the prospect of repayment of any portion of the Obligations or the value or priority of Lender’s security interest in the Collateral is materially impaired;

(d) Any default shall occur under any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any indebtedness of Borrower to such third party;

(e) Any representation or warranty made or deemed to be made by Borrower, any affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to be false or misleading or the failure to disclose any material disclosure which if disclosed shall prove to have been misleading in any material respect;

(f) Any guarantor of the Obligations hereunder dies, terminates or attempts to terminate its guaranty or any security therefore or becomes subject to any bankruptcy or other insolvency proceeding; or

(g) Any transfer of the issued and outstanding shares of common stock or other evidence of ownership of Borrower, the result of which shall cause a change in control and/or management.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, LENDER RESERVES THE RIGHT TO CEASE MAKING ANY LOANS DURING ANY CURE PERIOD STATED ABOVE, AND THEREAFTER IF AN EVENT OF DEFAULT HAS OCCURRED.

6.2. REMEDIES.

(a) Upon the occurrence of an Event of Default, Lender may, at its option and in its sole discretion and in addition to all of its other rights under the UCC, this Agreement, and the other Loan Documents, cease making advances or Loans, charge the Default Rate of Interest on all Obligations, terminate this Agreement and/or declare all of the Obligations to be immediately payable in full. Borrower agrees that Lender shall also have all of its rights and remedies under applicable law, including without limitation, the default rights and remedies of a secured party under the UCC (which includes the right to notify Account Debtors of the Borrower to make payment directly to Lender), and upon the occurrence of an Event of Default, Borrower hereby consents to the appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement and to the jurisdiction and venue set forth in this Agreement, and Borrower waives notice and posting of a bond in connection therewith.

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(b) Lender is authorized and empowered at any time upon the occurrence and continuation of an Event of Default, to compromise or extend the time for payment of any Account, for such amounts and upon such terms as Lender may, in its sole discretion determine and to accept the return of the merchandise represented by any Account, all without notice to or consent by Borrower, and without discharging or affecting Borrower's Obligations hereunder to any extent, and Borrower will, upon demand, pay to Lender the amount of any allowance given or authorized by Lender hereunder.

(c) Lender may, at any time upon the occurrence and continuation of an Event of Default, take possession of the Collateral and keep it on Borrower's premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire, or Borrower shall, upon Lender’s demand, at Borrower's sole cost, assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender. In the event Lender seeks to take possession of all or any portion of the Collateral by judicial process (including, but not limited to, Lender obtaining an order of attachment, a temporary restraining order, a preliminary or permanent injunction or otherwise) against the Borrower or with regard to the Collateral, Borrower irrevocably waives the posting of any bond, surety or security with respect thereto which might otherwise be required, any demand for possession prior to the commencement of any suit or action to recover the Collateral, and any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment.

(d) Lender shall have the right in such manner and upon such terms as Lender shall determine in Lender’s reasonable business discretion, to enforce payment of any Collateral, to settle, compromise or release in whole or in part, any amounts owing on any Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in Lender's or Borrower's name, to sell, assign and deliver the Collateral (or any part thereof) at public or private sale, for cash, upon credit or otherwise at Lender's sole option and discretion, and Lender may bid or become purchaser at any such sale, free from any right of redemption which is hereby expressly waived. Borrower agrees that Lender has no obligation to preserve rights to the Collateral or marshaling any Collateral for the benefit of any Person. Lender may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like without affecting the commercial reasonableness of the sale of any of the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Borrower agrees that the giving of ten (10) days' notice by Lender, sent by ordinary mail, postage prepaid, to Borrower's address set forth herein, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto.

(e) The net cash proceeds, after deducting all costs and expenses of sale (including attorneys’ fees and other professional fees), resulting from the exercise of any of Lender's rights or remedies under this Agreement, the UCC or other applicable law, shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, in Lender’s sole discretion. Lender shall return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency, to the fullest extent permitted by law. Without limiting the generality of the foregoing, if Lender enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, Lender shall have the option, at any time, in Lender's sole and absolute discretion, to reduce the Obligations by the amount of such credit transaction or any part thereof or to defer the reduction thereof until actual receipt by Lender of cash in connection therewith.

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(f) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the UCC or other applicable law. Lender shall have the right, in Lender's sole and absolute discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

(g) No act, failure or delay by Lender shall constitute a waiver of any of its rights or remedies. No single or partial waiver by Lender of any provision of this Agreement or any supplement or amendment hereto, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

(h) Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower or any guarantor or endorser to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect Lender's or Borrower's rights in the Collateral.

SECTION 7. JOINT AND SEVERAL OBLIGATIONS

7.1. Borrowers is defined collectively to include all Persons constituting the Borrowers; provided, however, that any references herein to "any Borrower", "each Borrower" or similar references, shall be construed as a reference to each individual Person who has an ownership interest(s) in the Borrowers. Each Person who has an ownership interest(s) in the Borrowers shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement regardless of which of the Borrowers actually receives the proceeds of the indebtedness governed hereby or the benefit of any other extensions of credit hereunder or the benefit of any other extension of credit under the Loan Documents, or the manner in which the Borrowers or the Lender account therefore in their respective books and records. In addition, each entity comprising Borrowers hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person comprising Borrowers as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of this Section are to be applied to each individual Person comprising the Borrowers (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 6.1 of this Agreement as to any Person who has an ownership interest(s) in the Borrowers shall constitute an Event of Default even if such event has not occurred as to any other Persons comprising the Borrowers or as to all such Persons taken as a whole (except as otherwise expressly provided therein).

7.2. Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrowers because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the credit extensions under this Agreement and the other Loan Documents on favorable terms granted by this Agreement and other Loan Documents which would not have been available to an individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated hereunder, with the credit support of the other Borrowers as contemplated by this Agreement and the other Loan Documents.

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7.3. Lender has advised the Borrowers that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower under this Agreement and the other Loan Documents. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lender to extend credit pursuant to this Agreement and the other documents executed in connection herewith (i) because of the desirability to each Borrower of the credit facilities hereunder and the interest rates and the modes of borrowing available hereunder, (ii) because each Borrower requires access to funds under this Agreement for the purposes herein set forth. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities contemplated hereunder would not be made available on the terms herein in the absence of the collective credit of all of the Persons constituting the Borrowers, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons hereunder and under the Loan Documents. Accordingly, each Borrower individually acknowledges that the benefit to each of the Persons comprising the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any individual Borrower.

7.4. To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability; provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section were not a part of this Agreement.

7.5. To the extent that any Borrower shall make a payment under this Section of all or any of the Obligations (other than credit facilities made to that Borrower for which it is primarily liable) (a "Joint Liability Payment") which, taking into account all other Joint Liability Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Joint Liability Payments in the same proportion that such Borrower's Allocable Amount (as defined below) (as determined immediately prior to such Joint Liability Payments) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Joint Liability Payments, then, following indefeasible payment in full in cash of the Obligations and termination of the commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Joint Liability Payments. As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

7.6. Lender is authorized, without notice or demand and without affecting the liability of any Borrower hereunder, to, at any time and from time to time, (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower accelerate or otherwise change the terms relating to the Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Lender; (iii) accept partial payments of the Obligations; (iv) take and hold security or collateral for the payment of the Obligations or for the payment of any guarantees of the Obligations and exchange, enforce, waive and release any such security or collateral; (v) apply such security or collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any security or collateral therefore in any manner, without affecting or impairing the obligations of any Borrower. Except as specifically provided in this Agreement or any of the other Loan Documents, Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of any other Borrower.

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7.7. Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; or (iv) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

7.8. Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other person under any guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from any other Borrower or from or out of any other Borrower's property and such Borrower shall not exercise any right or remedy against any other Borrower or any property of any other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

7.9. Any notice given by one Borrower hereunder shall constitute and be deemed to be notice given by all Borrowers, jointly and severally. Notice given by Lender to any one Borrower hereunder or pursuant to any Loan Documents in accordance with the terms hereof or thereof shall constitute notice to each and every Borrower. The Knowledge of one Borrower shall be imputed to all Borrowers and any consent by one Borrower shall constitute the consent of and shall bind all Borrowers.

7.10. This Section is intended only to define the relative rights of Borrowers and nothing set forth in this Section is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section shall limit the liability of any Borrower to pay the credit facilities made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

7.11. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing. The rights of any indemnifying Borrower against the other Borrowers under this Section shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the credit facilities hereunder.

7.12. Each Borrower, as joint and several primary obligor of the Obligations directly incurred by any other Borrower authorizes Lender, without giving notice to such Borrower or to any other Borrower or obtaining such Borrower's consent or any other Borrower's consent and without affecting the liability of such Borrower for the Obligations directly incurred by another Borrower, from time to time to exercise any right afforded Lender under the Loan Documents including without limit the exercise of any remedy afforded Lender under Section 6.2 hereof.

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7.13. Each Borrower, as a primary, joint and several obligors with respect to the Obligations directly incurred by any other Borrower waives each and every defense which it has waived hereunder as a Borrower in its own right and any defense available to a surety under applicable law.

7.14. Each Borrower further agrees that its obligations hereunder shall not be impaired in any manner whatsoever by any bankruptcy, extensions, moratoria or other relief granted to any other Borrower pursuant to any statute presently in force or hereafter enacted.

7.15. Each Borrower authorizes Lender to exercise, in its sole reasonable discretion, any right, remedy or combination thereof which may then be available to Lender, since it is such Borrower's intent that the Obligations be absolute, independent and unconditional obligations of such Borrower under all circumstances. Notwithstanding any foreclosure on any Collateral with respect to any or all of any property securing the Obligations, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, each Borrower shall remain bound by this Agreement until all Obligations incurred by any other Borrower are satisfied in full.

7.16. This Agreement is a primary and original obligation of each of the Borrowers and each of the Borrowers shall be liable for all existing and future Obligations of any other Borrower as fully as if such Obligations were directly incurred by such Borrower.

SECTION 8. MISCELLANEOUS

8.1. Term. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect for a term ending on the last business day of the month, two (2) years from the date hereof and shall automatically renew on the following day (the "Renewal Date") from year to year thereafter until terminated pursuant to the terms hereof. In addition to Lender's right to declare this Agreement immediately terminated at any time upon the occurrence of an Event of Default, Lender may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Borrower at least sixty (60) days prior written notice of such termination by registered or certified mail, return receipt requested (the "Lender's Termination Notice") and thereafter all of the Obligations hereunder shall be payable in full on the Renewal Date or such anniversary of the Renewal Date. Borrower may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Lender at least sixty (60) days prior written notice of such termination by registered or certified mail, return receipt requested (the "Borrower's Termination Notice"). No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, obligations and covenants hereunder until all Obligations have been paid in full and Lender's continuing security interest in and to the Collateral shall remain in effect until all such Obligations have been fully discharged. From and after the Renewal Date or anniversary of the Renewal Date selected for termination under this Agreement in a Borrower's Termination Notice or Lender's Termination Notice, Lender's Obligation to make loans, advances and/or extend credit to or for the Borrower shall cease. A Borrower's Termination Notice shall be irrevocable unless the Lender consents to such revocation in its sole discretion.

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8.2. Early Termination Fee. If Lender terminates this Agreement upon the occurrence of an Event of Default or if Borrower terminates this Agreement as to future transactions other than on the Renewal Date or any anniversary of the Renewal Date, in view of the impracticality and extreme difficulty in ascertaining Lender's actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower hereby agrees that it shall immediately pay to Lender by wire transfer, certified check or bank cashier's check, Borrower's entire Obligations owing hereunder, plus liquidated damages of an amount equal to: (a) if termination occurs during the first contract year, an amount equal to three percent (3%) of the Line of Credit, (b) if termination occurs after the first contract year but prior to the Renewal Date, an amount equal to two percent (2%) of the Line of Credit, and (c) if termination occurs after the second contract year but prior to the next annual Renewal Date, an amount equal to the total of the Minimum Interest Charges for the number of months remaining until the next annual Renewal Date as provided for in this Agreement. Prior to its actual receipt of payment as aforesaid, Lender shall be free to exercise, without limitation, all of its right under this Agreement or under any other agreement it may then have with Borrower. Borrower's default of any provision under this Agreement may be considered and construed at the sole option of Lender, as a termination of this Agreement by Borrower. The liquidated damages provided for in this Section shall be deemed included in the Obligations and shall be presumed to be the amount of damages sustained by Lender due to the Borrower's early termination and Borrower agrees that such damages are reasonable and appropriate under the circumstances currently existing.

8.3. One General Obligation; Cross Collateral. All Loans and advances by Lender to Borrower under this Agreement, the other Loan Documents and under all other agreements, present and future, between Lender and Borrower constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement, the other Loan Documents, and under all other agreements, present and future, between Lender and Borrower, constitute one general obligation secured by the Collateral and security held and to be held by Lender hereunder and by virtue of all other agreements between Borrower (and all guarantors) and Lender now and hereafter existing. It is distinctly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement, the other Loan Documents and to any other agreements, present and future, between Lender and Borrower.

8.4. Binding on Successor and Assigns; Severability. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind Lender’s and Borrower's respective representatives, successors and assigns. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

8.5. Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender, which requirement shall not be modified by oral agreement or by course of conduct. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to Lender’s participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender’s rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to a third party, Lender shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

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8.6. Integration; Survival. This Agreement, together with the Loan Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement (or of any guaranty) of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

8.7. Evidence of Obligations. Each Obligation may, in Lender’s discretion, be evidenced by notes or other instruments issued or made by Borrower to Lender. If not so evidenced, such Obligation shall be evidenced solely by entries upon Lender’s books and records which records shall, subject to the time period for review and objection set forth in Section 2.7, be final, conclusive and binding for all purposes, absent manifest error.

8.8. Loan Requests. Each request provided for in writing for an advance by any Person listed on Schedule 8.8, as may be amended from time to time in the Borrower’s sole discretion, or authorized agent of Borrower shall be made to Lender on or prior to 11:00 a.m., NY time, on the business day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs Lender in writing, all loans shall be wired to Borrower's operating account set forth on the Loan Schedule. Lender shall require written confirmation of any loan request.

8.9. Brokerage Fees. Borrower represents and warrants to Lender that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

8.10. Application of Insurance Proceeds. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys’ fees) of collection, shall be applied, at Lender’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as Lender may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof or with respect to the payment of fees and costs.

8.11. Disbursing Agent. The Borrowers hereby appoint NEW WEST TECHNOLOGIES, LLC as the “Disbursing Agent” to the Borrowers as it is in the best interest and convenience of the Borrowers that all Loans and advances made by Lender pursuant to this Agreement be made only to the Disbursing Agent rather than to each of the Borrowers individually. Accordingly, the Disbursing Agent shall be the sole entity entitled to receive the funds advanced by Lender under this Agreement and the Disbursing Agent shall make disbursements to the Borrowers as reasonably requested by each Borrower to conduct its respective business. Moreover, the Disbursing Agent and each Borrower agrees and authorizes Disbursing Agent and Lender to receive all collections and other proceeds into the lockbox or other account assigned to and/or controlled by Lender in accordance with Section 2.4 of this Agreement. All of the proceeds received into the lockbox will be credited by Lender to the Disbursing Agent’s account and the Disbursing Agent shall have the sole authority to further credit any such collections to each Borrower, individually. Each Borrower hereby irrevocably waives any claim it may have against Lender and hereby indemnifies and holds Lender harmless from and against all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Borrower may have against Lender which may arise as a result of advances being made by Lender solely to the Disbursing Agent and/or collections being credited by Lender solely the Disbursing Agent’s account with Lender.

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8.12. Notices, Correspondence. All notices, requests, demands and other communications under this Agreement shall be in writing and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. New York time or, if not, on the next succeeding business day; (iii) if delivered by overnight courier, the following business day after depositing with such courier, properly addressed; or (iv) if by U.S. Mail, four (4) business days after depositing in the United States mail, with postage prepaid and properly addressed. All notices, requests and demands are to be given or made to the respective parties at the addresses set forth herein or at such other addresses as either party may designate in writing by notice in accordance with the provisions of this paragraph. All notices to Lender must be addressed to the attention of: Portfolio Manager.

8.13. Governing Law. This Agreement and all transactions hereunder are deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the substantive and procedural laws of the State of New York (without regard to any choice of law rules). If any part or provision of this Agreement shall be determined to be invalid or in contravention of any applicable law or regulation of the controlling jurisdiction, such part or provision shall be severed without affecting the validity of any other part or provision of this Agreement.

8.14. Survival. All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Loan Documents, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full. All indemnification obligations under this Agreement, shall survive the termination of this Agreement and payment of the Obligations for a period of two (2) years.

8.15. Indemnity. Borrower releases and shall indemnify, defend and hold harmless Lender and its affiliates and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and Costs and Expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) Borrower's failure to comply with any requirement of law , and (iv) any claim by any other creditor of Borrower against Lender or its affiliates arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lender or its affiliates constituting willful misconduct or gross negligence.

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8.16. JURY WAIVER. Borrower and Lender each hereby waive all rights to a trial by jury in any action or proceeding of any kind arising out of or relating to this Agreement, the OTHER LOAN DOCUMENTS AND any supplement or amendment hereto OR THERETO or any other transaction between the parties. Borrower hereby waives all of its rights of setoff and rights to interpose any defenses and/or counterclaims in the event of any litigation with respect to any matter connected with this Agreement, the OTHER LOAN DOCUMENTS AND any supplement or amendment hereto OR THERETO or any other transaction between the parties BUT THE BORROWER DOES NOT WAIVE ANY OF ITS RIGHTS TO ASSERT SET-OFFS, COUNTERCLAIMS AND OTHER DEFENSES IN ANY ACTION BROUGHT BY THE BORROWER AGAINST THE LENDER. Borrower hereby irrevocably consents and submits to the jurisdiction and venue of the Supreme Court of the State of New York (without regard to any choice of law rules) or the United States District Court for the Southern District of New York in connection with any action or proceeding of any kind arising out of or relating to this Agreement, the OTHER LOAN DOCUMENTS AND any supplement or amendment hereto OR THERETO or any other transaction between the parties. Borrower agrees that any action brought by it against Lender whether with regard to this Agreement or otherwise shall be subject to the exclusive jurisdiction and venue of the Supreme Court of the State of New York (without regard to any choice of law rules), County of New York or the United States District Court for the Southern District of New York.

8.17. Service. In any litigation brought by Lender, Borrower waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to Borrower at Borrower's address set forth below and service so made shall be complete two (2) days after the same shall have been posted. Within twenty (20) days after such mailing, Borrower shall appear and answer such summons, complaint or other process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and for any other relief requested therein.

8.18. Lien Termination. In recognition of Lender’s right to have all of its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, except and until the Borrower’s indefeasible payment in full of the Obligations, Lender shall not be required to execute or record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower (and all Guarantors) have executed and delivered to Lender general releases of all claims, in form and substance satisfactory to Lender in Lender’s sole discretion. Borrower understands and agrees that this provision constitutes a waiver of any rights Borrower may have under §9-513 of the UCC regarding termination statements.

8.19. Publication. Borrower hereby consents to and authorizes Lender to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

Signature and notary pages follow.

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8.20. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. An executed facsimile, “pdf” or similarly signed copy shall be deemed to be a valid and binding agreement between the parties hereto.

NEW WEST TECHNOLOGIES, LLC Borrower

By:
Name:	Steven G. Hauser
Title:	President

NWBSS, LLC
Borrower

By:
Name:	Jennifer Williamson
Title:	President

ACCEPTED:

ENTREPRENEUR GROWTH CAPITAL LLC
Lender

By:
Name:	Dean Landis
Title:	President

Notary page follows

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STATE OF COLORADO	)
)ss.:
COUNTY OF	)

On this _____ day of April, 2014 before me personally appeared Steven G. Hauser, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of NEW WEST TECHNOLOGIES, LLC, the company herein described and that he/she executed the same in his/her capacity as an officer of said company, and that he/she signed the instrument by order of the members of said company.

Notary Public

STATE OF COLORADO	)
)ss.:
COUNTY OF	)

On this _____ day of April, 2014 before me personally appeared Jennifer Williamson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of NWBSS, LLC, the company herein described and that he/she executed the same in his/her capacity as an officer of said company, and that he/she signed the instrument by order of the members of said company.

Notary Public